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Report of Independent Registered Public Accounting Firm


To the Shareholders and
Board of Trustees of
Evergreen Fixed Income Trust

In planning and performing our audits of the financial statements of the Evergreen Diversified Income Builder Fund, a series in the Evergreen Fixed Income Trust, as of and for the year ended April
30, 2008, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
 N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following control deficiencies that we determined to be material weaknesses, as defined above, in the Funds internal control over financial reporting.

* The Funds review and approval controls over hard-to-value securities were not designed to ensure that management was obtaining and analyzing all available information on the securities and the markets in which they were trading before determining fair values for such securities.

* Monitoring controls were not operating effectively to monitor the valuation of hard-to-value securities because the individuals responsible for monitoring lacked sufficient technical expertise. Further, information and communication controls were not properly designed to ensure that sufficient information was presented to the Valuation Committee to enable it to effectively monitor the design and operating effectiveness of controls over the valuation of hard-to-value securities.


As a result of these material weaknesses, the financial statements and financial highlights of the Evergreen Diversified Income Builder Fund as of and for the year ended April 30, 2008 were restated in order to restate the previously reported valuation of investments held by the Fund at April 30, 2008. This material weakness was considered in determining the nature, timing, and extent of the procedures performed in our audit of the financial statements of the Fund for the year ended April 30, 2008, and this report does not affect our report on the financial statements of the Fund dated March 18, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of Evergreen Fixed Income Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
March 18, 2009



















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member firm of KPMG International, a Swiss cooperative.